Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

July 8, 2019

BrightView Holdings, Inc.

980 Jolly Road

Blue Bell, Pennsylvania 19422

Ladies and Gentlemen:

We have acted as counsel to BrightView Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) shares of common stock of the Company $0.01 par value per share to be issued and sold by the Company (the “Company Common Stock”) or by existing shareholders of the Company (the “Shareholder Common Stock” and, together with the Company Common Stock, the “Common Stock”); (ii) shares of preferred stock of the Company $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (“the

Subscription Rights”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”); and (viii) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares and related Depositary Receipts, the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities to be offered and sold by the Company may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. In addition, the Securities include an aggregate of 72,048,608 shares of Shareholder Common Stock that are currently outstanding and which may be offered and sold from time to time by the owners thereof.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Subscription Rights will be issued pursuant to one or more Subscription Rights Agreements (each, a “Rights Agreement”) between the Company and a rights agent named therein.

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indentures, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the forms of the Indentures, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    With respect to the Common Stock, the Shareholder Common Stock is validly issued, fully paid and nonassessable, and assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Company Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Company Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”) of the Company and otherwise in accordance with the provisions of such agreement, the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”) and the Delaware General Corporation Law, the Company Common Stock will be validly issued, fully paid and nonassessable.

2.    With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by Board of Directors of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

4.    With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.    With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.    With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.    With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Section 514 of the Indentures or (B) Section 110 of the Indentures relating to the separability of provisions of the Indentures.

In connection with the provisions of the Indentures whereby the parties submit to the non-exclusive jurisdiction of the courts of the United States of America for the Southern District of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Indentures that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one federal court to another.

In rendering the opinions set forth in paragraphs 4 and 8 above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company and (B) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP